SILVER DRAGON RESOURCES INC.
SUBSCRIPTION FOR UNITS

TO:                   SILVER DRAGON RESOURCES INC. (the "Corporation")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of units in the capital of the Corporation (the "Units") set forth below at $1.00 (USD) per Unit for the Aggregate Subscription Amount set forth below, each such Unit consisting of one common share of the Corporation (each a "Unit Share"), and 2 one-half of one (1/2) common share purchase warrants, upon and subject to the terms and conditions set forth in  the "Subscription Agreement" entitling the Subscriber to purchase one additional common share of the Corporation for every two Warrants exercised during a period of 24 months from the Closing Date. One whole Warrant shall be exercisable at $2.00 (USD) per common share and the other whole Warrant shall be exercisable at $5.00 (USD) per common share.

Full Legal Name of Subscriber (please print)

By:

Signature of Subscriber or its Authorized Representative

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above if different than name of Subscriber)

Subscriber's Address (including postal code)

Telephone Number (including area code)

e-mail Address

Social Insurance No. or Federal Business No.

Aggregate Subscription Amount: $

Number of Units subscribed for:

If the Subscriber is signing as agent for a principal (beneficial owner) and is not purchasing as a trustee or an agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal's address)

Register the Units as follows: Name Account reference, if applicable Address (including postal code)	Deliver the Units as follows: □ Same as registered address, or Name Account reference, if applicable Contact Name Address (including postal code) Telephone Number (including area code)

NUMBER and type of securities of the Corporation held directly or indirectly by Subscriber

STATE whether the Subscriber is an insider of the Corporation (please check one)            Yes:                                   No:

ACCEPTANCE: The Corporation hereby (i) accepts the above subscription on the terms and conditions contained in this Subscription Agreement and (ii) represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (save and except as waived by the Agent) and the Subscriber shall have the benefit of such representations and warranties and shall be entitled to reply thereon.

SILVER DRAGON RESOURCES INC.	, 2006

By:	Subscription No:
Authorized Signing Officer

This is the first page of an agreement comprised of 12 pages.

SUBSCRIPTION AGREEMENT

SILVER DRAGON RESOURCES INC.

INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION DOCUMENTS

To All Subscribers for Units:

I.          In connection with your subscription of                          units offered by Silver Dragon Resources Inc. (the "Company"), the following documents, which must be properly and fully completed, signed, and, where applicable, notarized:

A.        Investor Suitability Questionnaire

B.         Subscription Agreement and Investment Representation

II.         Please return the requested number of copies of all documents to the address set forth below.  Failure to comply with the above will constitute an invalid Subscription and, if not corrected will result in the rejection of your Subscription request.

III.       Certified checks, wire transfers or bank drafts should be in the amount of $______________ for the Units being purchased.  If less than the whole number of Units are being purchased, the certified check, wire transfer or bank draft should be in proportion to the percentage of the partial amount, may be made by the Company at its discretion.

IV.       Send all documents and checks to the address set forth below:

                                    Silver Dragon Resources Inc.

                                    1121 Steeles Ave West, Suite 803

                                    Toronto, Ontario, Canada M2R 3W7

Send all wire transfers to:

                                Name of account: Silver Dragon Resources Inc.

                                Bank: HSBC Bank of Canada

                                Account No.:10162-056664-070

                                Currency: USD

                                ABA # 021001088 Intermediary Bank

                                Address: 7398 Yonge Street, Vaughan, Ontario, Canada, L4J 8J2

                                Phone: (905) 771-8727

                                Fax:   (905) 771-8802

V.        Upon acceptance by the Company, each Subscriber will receive an executed original of the Subscription Agreement as soon as practical after closing.

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CONFIDENTIAL INVESTOR QUESTIONNAIRE

INVESTOR IDENTIFICATION

Securities regulations require the Company to identify investors by category.  Please initial the category, which applies to you in the space provided below.

A)        The undersigned represents that I/we am (are) an accredited investor(s) as that term is defined in Rule 501 pursuant to Regulation D of the Securities Act of 1933, as amended (if no, then proceed to Section B of the this Confidential Investor Questionnaire):

                        1.         [              ]        As of the date of this questionnaire, the undersigned has not less than $1,000,000.00 liquid net worth (exclusive of home, home furnishings and personal automobile).

                       2.         [              ]        As of the date of this questionnaire, the undersigned has an individual income in excess of $200,000 in each of two most recent years or joint income with that person's spouse in excess of $300,000 in each those years and has a reasonable expectation of reaching the same income level in the current year.

                       3.         [              ]        As of the date of this questionnaire, the undersigned is a trustee (or are the trustees) of a trust: (i)  with total assets in excess of $5,000,000; (ii) not formed for the specific purpose of acquiring the securities offered; and (iii) whose purchase of the securities offered hereby is directed by an individual with such knowledge and experience in such business matters that such person is capable of evaluating the merits and risks of the prospective investment.

                        4.         [             ]         As of the date of this questionnaire, the undersigned is an entity in which all of the equity owners are accredited investors (each owner must complete and submit individual questionnaires).

                B)        [           ]          I/we am (are) not an accredited investor(s) as that term is defined in Rule 501 pursuant to Regulation D of the Securities Act of 1933, as amended.

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TO BE PROVIDED BY ALL INVESTORS

(Please Print or Type)

Number of Units, $1.00 per Unit:                        _____________

Total Investment Amount:          $_________________

Purchaser Information:

Name:  ________________________________________

Federal Tax ID or Social Security Number:         _________________________

Marital Status:   _____________                      Date of Birth:    _________________

Citizen of:         _________________________________________

Home/Business Address:________________________________________________

(Street)

__________________________________________________________________________________

(City)                                                                (State)                                      (Zip)

Co-Purchaser Information:

Name:  ___________________________________________________________

Federal Tax ID or Social Security Number:         ___________________________

Marital Status:   _____________    Date of Birth:  ___________________________

Citizen of:         ____________________________________________________________

Home/Business Address: ___________________________________________________

(Street)

_____________________________________________________________________________________

 (City)                                                               (State)                                      (Zip)

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Indicate Type of Ownership:

[ ] Individual	[ ] Joint Tenants with Rights of Survivorship*
[ ] Tenants by the Entireties *	[ ] Community Property *
[ ] Tenants in Common *	[ ] Domestic Corporation
[ ] Foreign Corporation	[ ] Foreign Person

(*) Two or more signatures required

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SUBSCRIPTION AGREEMENT

THIS AGREEMENT made this ____ day of February, 2006 by and between Silver Dragon Resources Inc., a Delaware corporation (the "Issuer" or the "Company") and _____________________________________________________ (the "Subscriber").

WHEREAS, Subscriber wishes to hereby subscribe for ________________ units offered by Silver Dragon Resources Inc. (the "Units") for a purchase price of $_______________ or $1.00 per Unit (the "Purchase Price"); and

WHEREAS, Issuer desires to sell the Units to Subscriber, but only upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

ISSUANCE OF UNITS

1.01     Subject to the terms and conditions set forth in this Agreement, Issuer agrees to sell and deliver to the Subscriber, and Subscriber agrees to acquire from the Issuer, all upon the terms and conditions hereinafter set forth, the Units, free and clear of all security interests, claims, liens and other encumbrances except as may be set forth in this Agreement.

1.02     Each Unit shall consist of one (1) common share of the Company plus two (2) one-half of one (1/2) common share purchase warrants for each common share purchased entitling the Subscriber to purchase one (1) additional common share of the Company for every two (2) warrants exercised for a period of 24 months from the date of Closing.  One warrant shall be exercisable at $2.00 per common share and the other warrant shall be exercisable at $5.00 per common share. The warrants shall not be cashless.  However, in the event that a registration statement for the shares underlying the warrants is not declared effective within one year of the Closing Date, the warrants shall become cashless.

ARTICLE II
PRICE OF UNITS, SIZE OF OFFERING AND USE OF PROCEEDS

The Issuer will sell a maximum of 20,000,000 Units for a total price of $20,000,000.00. The Proceeds from the offering of Units contemplated herein shall be used for the acquisition and development of the Cerros las Minitas property in Durango, Mexico, development of the Sino Top properties in the Erbahuo silver district in China, corporate administration, subsidiary financing and other general corporate matters.

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ARTICLE III

SUBSCRIPTION PRICE

3.01     Consideration.  In consideration of the issuance and delivery by the Issuer of the Units as hereinafter set forth:

(a)        The Subscriber shall deliver to the Issuer the sum of ____________________ ($_____________), by wire transfer, certified cheque or by bank draft, on or before the Closing as that term is defined in Section 4.01 of this Agreement.

ARTICLE IV

CLOSING

4.01     Date and Place of Closing.  The closing of the transaction contemplated by this Agreement (the "Closing") shall occur at 1121 Steeles Ave West, Suite 803, Toronto, Ontario on or before February 24, 2006 (the "Closing Date"), at 5:00 P.M. Eastern Standard Time.  The Issuer shall have the right to extend the Closing Date at its discretion.

4.02     Documents at Closing.  At the Closing, Issuer shall deliver to the Issuer’s transfer agent an Issuance Resolution authorizing the issuance of the Shares and such other documents as may be reasonably required by Subscriber’s counsel.  At the Closing, the Subscriber shall deliver $__________________ (the "Subscription Amount") to the Issuer in the manner set forth in sub-section 3.01(a) of this Agreement, and such other documents as may be reasonably required by Issuer’s counsel.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ISSUER

5.01     Representations and Warranties of Issuer.  In order to induce the Subscriber to enter into this Agreement, the Issuer represents, warrants and covenants to the Subscriber that all the items contained in this Article are true and correct.

5.02     Organization and Good Standing.  The Issuer is duly organized, validly existing and in good standing under the laws of the State of Delaware, Country of United States.  The Issuer has all requisite power to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it.  The Issuer is conducting and has in the past conducted its business in accordance with all applicable laws, the violation of which would affect the property or business of the Issuer.

5.03     Capacity and Authority.  The Issuer has full legal power and authority to enter into this Agreement, to make the representations, warranties and covenants contained herein and to cause the transactions contemplated hereby to be consummated, and no prior order, approval or decree of any court, agency or other governmental body is required with respect thereto.  The Issuer has full legal right, power and authority to convey the Shares free and clear of all liens, charges, encumbrances, claims and demands of every kind.  The Issuer represents, warrants and covenants that all actions in contemplation of this transaction are not in conflict with the Issuer’s Certification or its Bylaws, if any.

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5.04     Encumbrances and Binding Effect.  This Agreement is a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to application of bankruptcy, insolvency, reorganization and moratorium laws and other generally applicable laws affecting enforcement of creditor’s rights.  The execution and delivery by the Issuer of this Agreement and the performance thereof will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of any state or federal law to which the Issuer is subject, any agreement of the Issuer, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Issuer is a party or by which any of its property is bound.

5.05     Sale of the Shares.

(a)        Subscriber has been advised that (i) the Units have not been registered under the Securities Act of 1933, as amended (the "Act"), (ii) such securities may need to be held indefinitely, and Subscriber must continue to bear the economic risk of the investment in such securities unless they are subsequently registered under the Act or an exemption from such registration is available, (iii) there is not and may never be a public market for such securities, (iv) when and if such securities, if applicable, may be disposed of without registration in reliance on Rule 144 promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act, and (vi) a restrictive legend in the following form shall be placed on the certificates representing such securities if applicable:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND HAVE NOT BEEN REGISTERED PURSUANT TO ANY STATE BLUE SKY LAWS. FURTHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE ACT, THE EXEMPTION AFFORDED BY RULE 144).

5.06     Compliance with Applicable Laws.

(a)        The operation of the Issuer has not and does not violate any applicable law or governmental regulation.  Without limiting the generality of the foregoing, the Issuer is in compliance with all laws, rules and regulations, including rules and regulations promulgated by the United States, the State of Delaware, and any other state or local authority or agency relating to the operation of the business of the Issuer.

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(b)        There are no commitments to or agreements with any governmental authority or agency affecting the Units or the Issuer, which have not been disclosed by the Issuer to the Subscriber in writing.

5.07     Contracts and Commitments.  There has not been any default in any obligation to be performed by the issuer under any contract, license, commitment or agreement which default could adversely affect the business or property of the Issuer, and the Issuer has not waived any right under any such contract, commitment or agreement so as to adversely affect the business or property of the Issuer.

5.08     No Material Liabilities.  There are no material liabilities on the books of the Issuer except as disclosed in the financial statements and no undisclosed or contingent liabilities.

5.09     Disclosure.  Neither this Agreement nor any exhibit, list, or schedule hereto, nor any written statement or certificate furnished to the Subscriber pursuant hereto or in connection with the transaction herein contemplated contains or will contain any untrue statement of a material fact, will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.  There presently exists no fact, which materially adversely affects or in the future may materially adversely affect the Units, which fact has not been disclosed herein or in the exhibits, lists and schedules provided for herein.

5.10     Shares of Stock.  The Issuer is authorized to issue 150,000,000 shares of Common Stock, $0.0001 par value, of which 35,670,533 shares were issued and outstanding prior to this Offering. All shares of stock of the Issuer, including the Shares underlying the Units, are validly issued and nonassessable.

5.11     The Issuer shall file to register the shares of the Common Stock and Warrants issued within forty-five (45) days of the Closing Date (the "Registration Statement").  If the Registration Statement is not filed as mentioned or declared effective within one-hundred and eighty (180) days following  the Closing Date, then cash delay payments equal to 0.5% of the actual Subscription Amount per month shall apply for the first 3 months and 1.0% per month thereafter.

5.12     From the Closing Date up to and including the date the Registration Statement is declared effective, in the event of any issuances of Preferred Shares, Common Stock or options, warrants or securities convertible into Common Stock at a price per share of Common Stock less than the Purchase Price, the Purchase Price will be reduced dollar-for-dollar. Notwithstanding the foregoing, shares and warrants issued pursuant to Rule 144, employee stock options and/or warrants, warrants for commercial banks and equipment lessors, shares, options or warrants issued pursuant to strategic alliances and/or acquisitions approved by the Board of the Issuer will be excluded from this provision.  Any shares issued to officers, directors and employees of the Issuer may be included in the Registration Statement.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

6.01     Lack of Liquidity for the Shares.  The Subscriber:

(a)        Acknowledges that the Units have not been registered pursuant to the Act or the similar laws of any state of the United States or pursuant to the laws of any other country,, and may not be offered or sold, except in compliance with the registration requirements of the Securities Act or an available exemption therefrom; and

6.02     Representations and Warranties of Subscriber.  In order to induce the Issuer to enter into this Agreement, the Subscriber represents and warrants to the Issuer the items of this Article.

6.03     Organization and Good Standing. Subscriber is:

(a)        If a corporation, duly organized, validly existing and in good standing and has all requisite power to carry on its business as now conducted by it and to own and operate its assets as now owned and operated by it; or

(b)        If an individual, is an accredited investor(s) as that term is defined in Rule 501 pursuant to Regulation D of the Securities Act of 1933, as amended.

6.04     Capacity and Authority.  The Subscriber has full legal power and authority to enter into this Agreement, to make the representations, warranties and covenants contained herein and to cause the transactions contemplated hereby to be consummated, and no prior order, approval or decree of any court, agency or other governmental body, whether federal, state or local is required with respect thereto.

6.05     Encumbrances and Binding Effect.  This Agreement is a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, subject to application of bankruptcy, insolvency, reorganization and moratorium laws and other generally applicable laws affecting enforcement of creditor’s rights.  The execution and delivery by the Subscriber of this Agreement and the performance thereof will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any provision of any state, provincial or federal law to which the Subscriber is subject, any agreement of the Subscriber, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Subscriber is a party or by which any of their property is bound.

6.06     Brokerage Fees.  The Subscriber has not incurred any liability for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby.

6.07     Access to Information.  Subscriber has had access to or been furnished with the following information:

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(a)        All material books and records of the Issuer;

(b)        All material contracts and documents relating to the Issuer and the proposed purchase of the Shares; and

(c)        An opportunity to question the appropriate executive officers of the Issuer about all material aspects of the Issuer and the business of the Issuer.

ARTICLE VII

MISCELLANEOUS

7.01     Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by hand or by messenger, addressed to the appropriate address set forth below or to such other addresses as shall have been furnished in writing to the party initiating the notice or communication.  Any notice or other communication so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when received by the addressee. Any notice so addressed and otherwise delivered shall be deemed to be given five (5) business days after mailing.

7.02     Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with contracts entered into and wholly performed within the Province of Ontario, without giving effect to conflict of laws principles thereof, and in any action to enforce or interpret or arising under any of the provisions of this Agreement, the parties expressly agree to submit to the jurisdiction of any Federal or Provincial court sitting in Toronto, Ontario.

7.03     Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

7.04     Non-Waiver.  The failure of a party to enforce the provisions of this Agreement or the rights granted hereunder on any occasion shall not operate as a waiver of such provisions or rights for future occasions.

7.05     Section Headings.  The section headings appear only as a matter of convenience and shall not affect the construction of the Agreement.

7.06     Entire Agreement and Amendments.  This Agreement, including any schedules and exhibits, contains the entire understanding of the Subscriber and the Issuer, and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein.  This Agreement may not be amended except by a writing signed by all parties hereto.

7.07     Counterparts.  This Agreement may be executed in counterparts, each of which when so executed and delivered, shall constitute a complete and original instrument but all of which taken together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

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7.08     Facsimile An Original.  A facsimile of this Agreement shall be deemed to be an original for all purposes.

7.09     Addresses.  All notices and other correspondence with respect hereto shall be sent to the Subscriber or the Issuer at the following addresses:

            To Subscriber:                          At the address attached to the Subscription Agreement

            To Issuer:                                  Silver Dragon Resources Inc.

1121 Steeles Ave West

Suite 803

Toronto, Ontario M2R 3W7

Fax:  416-661-9510

7.10     Execution of Additional Documents.  The parties hereto agree that they will promptly execute any and all further documents necessary and/or appropriate for the consummation of this Agreement according to its terms and conditions.

IN WITNESS WHEREOF, this Agreement has been executed and delivered on the day and year first hereinabove written.

Agreed and accepted

this  ____ day of February 2006.

Subscriber –

Subscriber's Signature

Issuer

Silver Dragon Resources Inc.

Per:
Marc Hazout – President and C.E.O